Exhibit 99.1

Determine Announces 4th Quarter and Fiscal 2016 Financial Results

Disruptive new cloud platform and cost management designed to position business for success in Fiscal 2017

CARMEL, IN June 16, 2016 – Determine, Inc. (NASDAQ: DTRM), a leading global provider of SaaS enterprise Source to Pay and Enterprise Contract Lifecycle Management, including cloud-based strategic sourcing, supplier management, contract management and procure-to-pay solutions, announced financial results for its fourth quarter and fiscal year ended March 31, 2016.

FY2016 GAAP Financial Highlights:

●	GAAP revenue was $26.8 million in FY2016, compared to $20.9 million in FY2015, representing a 28% increase in year-over-year growth.

●	GAAP gross profit percentage increased to 52% in FY2016, compared to 41% in FY2015, an increase of 11 percentage points.

●	Deferred revenues increased 23% to $10.4 million in FY2016 from $8.4 million in FY2015.

(in thousands, except per share amounts)
GAAP	Q4	Q3	Q4	Change	Change	Twelve Months
Financial Measures	FY 2016	FY 2016	FY 2015	Q/Q	Y/Y	FY 2016	FY 2015	Change Y/Y
Revenue – total	$ 6,680	$ 7,100	$ 5,929	(5.9%)	13%	$ 26,760	$ 20,877	28.2%
Revenue – recurring	$ 4,981	$ 5,354	$ 4,812	(7.0%)	4%	$ 20,843	$ 16,207	28.6%
Revenue – non-recurring	$ 1,699	$ 1,746	$ 1,117	(2.7%)	52%	$ 5,917	$ 4,670	26.7%
Gross profit – total	$ 3,296	$ 3,682	$ 2,959	(10.5%)	11%	$ 13,791	$ 8,574	60.8%
Gross profit – recurring	$ 3,137	$ 3,538	$ 3,520	(11.3%)	(0.11)	$ 13,997	$ 11,178	25.2%
Gross profit/ (loss) – non-recurring	$ 159	$ 144	$ (561)	10.7%	nm	$ (206)	$ (2,604)	(92.1%)
Gross margin – total	49.3%	51.9%	49.9%	(2.6 pts)	(0.6 pts)	51.5%	41.1%	10.4 pts
Gross margin – recurring	63.0%	66.1%	73.2%	(3.1 pts)	(10.2 pts)	67.2%	69.0%	(1.8 pts)
Gross margin – non recurring	9.4%	8.2%	(50.2%)	1.2 pts	59.6 pts	(3.5%)	(55.8%)	52.3 pts
Net loss	$ (4,810)	$ (2,845)	$ (4,266)	69.1%	12.8%	$ (14,028)	$ (13,746)	2.1%
EPS	$ (0.42)	$ (0.25)	$ (0.53)	$ (0.17)	$ 0.11	$ (1.34)	$ (1.89)	$ 0.55

FY2016 Non-GAAP Financial Highlights:

●	Total annual new ARR bookings were $4.9 million in FY2016, compared to $3.1 million in FY2015, representing a 55% year-over-year increase.

●

Non-GAAP revenue increased 21% to $27.0 million in FY2016 from $22.3 million in FY 2015. The difference between GAAP and Non-GAAP revenue is due to the Iasta and b-pack purchase accounting deferred revenue adjustment.

●

Non-GAAP gross profit percentage increased to 57% in FY2016 from 49% in FY2015, an increase of 8 percentage points. The difference between GAAP and Non-GAAP gross profit is due to the Iasta and b-pack purchase accounting deferred revenue adjustment and the amortization of intangibles.

●	Billings increased 22% to $28.7 million in FY2016 from $23.6 million in FY2015. Billings, a non-GAAP measure, are defined as revenues plus the change in deferred revenues.

(in thousands, except per share amounts)
Non-GAAP	Q4	Q3	Q4	Change	Change	Twelve Months
Financial Measures	FY 2016	FY 2016	FY 2015	Q/Q	Y/Y	FY 2016	FY 2015	Change Y/Y
Revenue – total	$ 6,696	$ 7,187	$ 6,085	(6.8%)	10.0%	$ 27,005	$ 22,328	20.9%
Revenue – recurring	$ 4,997	$ 5,400	$ 4,960	(7.5%)	0.7%	$ 21,018	$ 17,397	20.8%
Revenue – non-recurring	$ 1,699	$ 1,787	$ 1,125	(4.9%)	51.1%	$ 5,987	$ 4,932	21.4%
Gross profit – total	$ 3,660	$ 4,135	$ 3,367	(11.5%)	8.7%	$ 15,337	$ 10,996	39.5%
Gross profit – recurring	$ 3,419	$ 3,859	$ 3,848	(11.4%)	(11.1%)	$ 15,156	$ 12,929	17.2%
Gross profit/( loss) – non-recurring	$ 241	$ 276	$ (481)	(12.9%)	nm	$ 181	$ (1,933)	nm
Gross margin – total	54.7%	57.5%	55.3%	(2.8 pts)	(0.7 pts)	56.8%	49.2%	7.6 pts
Gross margin – recurring	68.4%	71.5%	77.6%	(3.1 pts)	(9.2 pts)	72.1%	74.3%	(2.2 pts)
Gross margin – non recurring	14.1%	15.5%	(42.7%)	(1.4 pts)	56.9 pts	3.0%	(39.2%)	42.2 pts
Net loss	$ (2,245)	$ (1,503)	$ (1,775)	49.4%	26.5%	$ (6,828)	$ (9,513)	(28.2%)
EPS	$ (0.20)	$ (0.13)	$ (0.22)	(0.07)	$ 0.02	$ (0.65)	$ (1.31)	$ 0.66
Billings	$ 8,027	$ 7,800	$ 6,227	2.9%	28.9%	$ 28,694	$ 23,560	21.8%

"I am very pleased with our performance on multiple levels both for the quarter and for the fiscal year overall. We had another strong new bookings quarter in the fourth quarter of fiscal 2016 with the team delivering $1.2M in new ARR, which nicely rounded out our fiscal year’s performance.  Delivery of our unified Source to Pay, and Enterprise Contract Lifecycle Management solution, called the Determine Cloud Platform, is progressing very well and on schedule with our product roadmap.  The Determine Cloud Platform has received positive reviews from customers, prospects and industry analysts. On the financial side, in the fourth quarter, we took the necessary actions to materially reduce expenses, which will solidly position the business for financial success in the coming quarters. I'm very excited as our team transforms the company with the launch of our new disruptive suite of technology, in combination with embracing the necessary financial discipline, we are well poised for great things to come in fiscal 2017.” Patrick Stakenas, President and CEO of Determine, Inc.

FY2016 Business Highlights:

●

Q1: Moving the Organization Forward: The company promoted Patrick Stakenas to President, CEO and a Director. Mr. Stakenas joined the Company as Chief Strategy Officer at the beginning of 2014, from Gartner, after driving ForceLogix Technologies through its IPO and sale to CallidusCloud.

●

Q1: Industry Recognition and Awards of Company Executives:  Patrick Stakenas, President and CEO, and Constantine Limberakis, Director Product Marketing, were among the 2015 recipients of the Pros to Know Awards presented by Supply & Demand Executive magazine.  In addition, Supply & Demand Executive magazine named the following clients "Practitioner Pros to Know" as exceptional corporate executives: Joanna Martinez from Cushman & Wakefield, Lou Galczynski from Endo, James Gavin McCarthy from Equifax, Jason East from YP.

●

Q2: Announced completion of the b-pack acquisition: On July 31, 2015 the company completed the acquisition of b-pack, a pioneer and global leader in the delivery of enterprise procure-to-pay solutions, whose focus was on providing rich, end-to-end procurement capabilities, including: eProcurement, Purchase-to-Pay, Asset Management, Budget Management, Invoice Management, and Expense Management. b-pack is a recognized Gartner ‘visionary’ in the 2015 Magic Quadrant for Procure-to-Pay Suites for Indirect Procurement and serves global customers across many business sectors including such leading companies as Sony Music, Yves Saint Laurent/Gucci, Aon, Telehouse, BNP Paribas, Buccaneer Energy and United Drug. For the past 15 years, b-pack has empowered finance and procurement enterprise professionals with flexible, innovative and critical risk mitigation solutions.

●

Q3: Rebranded the business as ‘Determine, Inc.: On October 19, 2015, the company launched a global rebranding effort in the marketplace from the floor of NASDAQ to formally combine the three legacy industry leaders and brands; Selectica, Iasta and b-pack under one new company - Determine,Inc. (www.determine.com) - and one brand.  Over the last three years, as the company has executed its strategic plan, it has evolved significantly from a predominantly contract lifecycle management (CLM) solutions provider, to a leading Source to Pay with an Enterprise Contract Lifecycle management suite.  A new brand was essential to encapsulate the new business vision. Determine integrated its acclaimed “visionary” Gartner Magic Quadrant contract management, procurement and Source to Pay solutions and four collective decades of business acumen onto one platform, one brand and one customer promise: Vision. Insight. Control.

●

Q4:  Determine, Inc. selected as a CIOReview 20 most promising Enterprise Contract Management Solution providers:   Our Determine Contract Management solution was recognized by CIOReview 20 Most Promising Enterprise Contract Management Providers 2015 in their latest rankings.  Enterprise Contract Management systems have emerged as a scalable alternative for enterprises to leverage cloud solutions to streamline and monitor their contract lifecycle management processes.  A panel comprising of CEOs, CIOs, VCs, analysts,  and CIOReview editorial board compiled top contract management solution providers.  CIOReview looked at the vendor’s capability to provide cost-effective and flexible solutions that add value to the contract management services landscape.

●

New Customer Expansions: In Q4 FY2016, the company engaged numerous new customer accounts in the US and Europe across its suite of Source to Pay and Enterprise Contract Lifecycle Management solutions. The company added new customers in key verticals including: airline, agricultural production, consumer goods, pharmaceutical, scientific research, manufacturing, retail, and financial.

Conference Call and Webcast; Thursday, June 16, 2016 at 5:00 PM Eastern

Participant Conference Call Numbers:

Toll-Free: 1-877-407-0789

Toll/International: 1-201-689-8562

Participant Webcast Link: http://public.viavid.com/index.php?id=119780

Replay Dial-in Information:

Toll-Free: 1-877-870-5176

Toll/International: 1-858-384-5517

From: 06/16/16 @ 8:00 pm Eastern Time

To: 06/23/16 @ 11:59 pm Eastern Time

Replay Pin Number: 13638155

Related: http://investor.determine.com

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP gross profit, non-GAAP net income, and non-GAAP earnings per share, which we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations”. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The difference between GAAP and non-GAAP revenue is due to the impact of revaluing the deferred revenue balances acquired from primarily b-pack as required by GAAP purchase accounting.

The difference between GAAP and non-GAAP gross profit is the difference in GAAP versus non-GAAP revenues as well as the elimination of the amortization of acquisition related intangibles, stock based compensation and severance expense from the costs of revenue. Non-GAAP net loss excludes the non-GAAP gross profit items as well as acquisition related costs.

Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods; as such, we believe it is useful for investors to understand the effects of these items on our total operations. Further, please note that our non-GAAP revenue is intended to reflect the full amount of revenues that would have been otherwise recorded by the acquired entities of Iasta and b-pack, while our non-GAAP gross profit also excludes the amortization of intangibles that occurred due to the acquisition of the entities of Iasta and b-pack.

Bookings are an operating measure not derived from the company’s revenues or any other amounts presented in accordance with GAAP in the company’s statement of income, balance sheet or statement of cash flows or other equivalent statements.

Forward-looking Statements

Certain statements in this release and elsewhere by Determine are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding business outlook, assessment of market conditions, anticipated financial and operating results, strategies, product and channel development, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand for Determine’s products and services, risks of losing key personnel or customers, protection of the company’s intellectual property and government policies and regulations, including, but not limited to those affecting the company’s industry. Determine undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the company can be found in the company’s most recent Form 10-K as filed by the company with the Securities and Exchange Commission.

Supporting Resources

Determine blog

Determine on LinkedIn

Determine on Twitter

Determine guides & misc. resources

About Determine, Inc.

Determine (NASDAQ: DTRM) is a provider of leading enterprise cloud software solutions with over four decades of collective technical and process knowledge in the areas of strategic sourcing, enterprise contract lifecycle management, and procure to pay solutions. We provide the next generation of agile, enterprise cloud solutions for managing the needs of modern business. Using our intuitive applications, organizations can effectively manage the full scope of source to pay and enterprise contract lifecycle management requirements using the Determine platform.

The Determine platform is an open technology infrastructure based on smart process application models. The goal of our platform is to establish awareness of relevant data, manage business documents, embed analytical tools, create a means for collaboration, and provide advanced process management tools for fully integrating business processes through an open API infrastructure. Built on a unified and highly scalable platform, we deliver deep and innovative capabilities in strategic sourcing, supplier management, enterprise contract lifecycle management, e-procurement, invoicing, and other business operation areas.

In addition to our source to pay and enterprise contract lifecycle management solutions suite, we also provide a powerful, patented configuration engine solution, which Global 1000 companies use to increase revenue by facilitating the right combination of products, services, and price.

For more information, please visit: www.determine.com.

Contact

Media Relations

Rose Lee

Determine Inc.

+1.650.532.1590

pr@determine.com

 Determine, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2016	2015	2016	2015

Revenues:
Recurring revenues	$4,981	$4,812	$20,843	$16,207
Non-recurring revenues	1,699	1,117	5,917	4,670
Total revenues	6,680	5,929	26,760	20,877

Cost of revenues:
Cost of recurring revenues	1,844	1,292	6,846	5,029
Cost of non-recurring revenues	1,540	1,678	6,123	7,274
Total cost of revenues	3,384	2,970	12,969	12,303

Gross profit:
Recurring gross profit	3,137	3,520	13,997	11,178
Non-recurring profit/(loss)	159	(561)	(206)	(2,604)
Total gross profit	3,296	2,959	13,791	8,574

Operating expenses:
Research and development	892	801	3,525	3,366
Sales and marketing	2,971	3,489	13,095	12,647
General and administrative	2,544	1,432	7,835	7,073
Acquisition related costs	-	1,033	912	1,715
Restructuring costs	451	-	451	-
Severance costs	56	19	477	57
Impairment of software devlopment costs	1,368	340	1,368	340
Total operating expenses	8,283	7,115	27,664	25,198
				.
Loss from operations	(4,987)	(4,155)	(13,873)	(16,624)

Interest and other income (expense), net	(156)	(111)	(700)	(72)
Net loss before income tax	(5,143)	(4,266)	(14,573)	(16,696)

Benefit from income taxes	333	-	545	2,950
Net loss	(4,810)	(4,266)	$(14,028)	$(13,746)

Net income attributed to non-controlling interest	2	-	7	-
Net loss attributable to Determine, Inc	(4,808)	(4,266)	(14,021)	(13,746)

Redeemable preferred stock accretion	-	1,046	1,000	3,691
Net loss attributable to common stockholders	(4,808)	(5,312)	$(15,021)	$(17,437)

Basic and diluted net loss per share	(0.42)	(0.53)	$(1.34)	$(1.89)
GAAP to Non-GAAP Reconciliations:

Reconciliation of Total revenue:
U.S. GAAP as reported	$6,680	$5,929	$26,760	$20,877
Adjustments:
Deferred revenue adjustment	16	156	245	1,451
Non-GAAP Revenue	$6,696	$6,085	$27,005	$22,328

Reconciliation to non-GAAP net loss:
Net loss	$(4,808)	$(4,266)	$(14,021)	$(13,746)
Stock-based compensation expense	518	585	2,389	2,538
Deferred revenue adjustment	16	156	245	1,451
Acquisition related costs	-	1,033	912	1,715
Amortization on intangibles	561	349	1,935	1,047
Benefit from income taxes	(424)	-	(636)	(2,950)
Restructuring costs	468	-	468	-
Severance costs	56	28	512	92
Impairment of software devlopment costs	1,368	340	1,368	340
Non-GAAP net loss	$(2,245)	$(1,775)	$(6,828)	$(9,513)

Non-GAAP basic and diluted net loss per share	$(0.20)	$(0.22)	$(0.65)	$(1.31)

Weighted average shares outstanding for basic and diluted net loss per share	11,321	7,983	10,482	7,277

Determine, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2016	2015	2016	2015

Net loss	$(4,808)	$(4,266)	$(14,021)	$(13,746)
Other comprehensive income (loss):
Foreign currency translation adjustments	(72)	-	(140)	-
Other comprehensive income (loss)	(72)	-	(140)	-
Comprehensive income (loss)	$(4,880)	$(4,266)	$(14,161)	$(13,746)

Determine, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	March 31,
	2016	2015
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$9,418	$13,178
Accounts receivable	7,031	5,203
Restricted cash	34	34
Prepaid expenses and other current assets	1,551	1,647
Total current assets	18,034	20,062

Property and equipment, net	136	290
Capitalized software	1,699	2,258
Goodwill	14,490	7,702
Other intangibles, net	8,011	6,453
Other assets	1,843	521
Total assets	$44,213	$37,286

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
Credit facility	$7,100	$7,447
Accounts payable	1,973	1,535
Accrued payroll and related liabilities	1,655	910
Other accrued liabilities	2,396	1,877
Deferred revenue	10,299	8,410
COFACE loan	407	-
Deferred tax liability	14	-
Accrued restructuring	403	-
Total current liabilities	24,247	20,179
Long-term deferred revenue	67	22
Convertible note, net of debt discount	5,420	2,900
Other long-term liabilities	3,282	167
Deferred tax liability non current	290	-
Total liabilities	33,306	23,268

Redeemable convertible preferred stock	-	4,895
Total Determine, Inc. stockholders’ equity controlling interest	10,794	9,123
Non-controlling interest	113	-
Total stockholders’ equity	10,907	14,018
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$44,213	$37,286

Determine, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unudited)

	Twelve Months Ended
	March 31,	March 31,
	2016	2015

Operating activities
Net loss	$(14,028)	$(13,746)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,680	1,530
Loss on disposition of property and equipment	(12)	-
Impairment of capitalized software	1,368	340
Stock-based compensation expense	2,389	2,538
Non-controlling interest	7	-
Changes in assets and liabilities:
Accounts receivable (net)	(154)	421
Restricted cash	-	(34)
Prepaid expenses and other current assets	200	(505)
Other assets	(1,061)	(2)
Accounts payable	149	(195)
Accrued restructuring	403	-
Accrued payroll and related liabilities	(202)	(421)
Other accrued liabilities and long term liabilities	1,265	158
Deferred tax liability	(46)	(2,989)
Deferred revenue	1,066	1,270
Net cash used in operating activities	(5,977)	(11,635)

Investing activities
Purchase of property and equipment	(6)	(51)
Capitalized software	(1,383)	(1,962)
Purchase of business, net of cash	(826)	(4,451)
Net cash used in investing activities	(2,215)	(6,464)

Financing activities
Proceeds from sale of common stock, preferred stock and warrants, net of issuance costs	310	12,319
Employee taxes paid in exchange for restricted stock awards forefeited	(175)	(578)
Issuance of common stock under employee stock plan	171	213
Credit facility borrowing, net	(347)	498
Credit facility payment	-	(655)
Repayment of a loan	(47)	(277)
Conversion of preferred stock to common stock	(17)	-
Repayment of minority shareholder	(133)	-
Issuance of convertible note, net	4,784	3,000
Issuance of cost associated with promissory note	-	(150)
Net cash provided by financing activities	4,546	14,370

Effect of exchange rate changes on cash	(115)	-

Net decrease in cash and cash equivalents	(3,760)	(3,729)
Cash and cash equivalents at beginning of the period	13,178	16,907
Cash and cash equivalents at end of the period	$9,418	$13,178

Determine, Inc.

Billings Reconciliation

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,	March 31,	March 31,	March 31,
	2016	2015	2016	2015

Total revenues	$6,680	$5,929	$26,760	$20,877
Deferred revenue:
End of period	10,366	8,432	10,366	8,432
Beginning of period	9,019	8,134	8,432	5,749
Change in deferred revenue	1,347	298	1,934	2,683
Total billings (total revenues plus the change in deferred revenue)	$8,027	$6,227	$28,694	$23,560